EXHIBIT 12.1
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                     TEXTRON PARENT COMPANY BORROWING GROUP

                COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES

                                  (unaudited)

                           (In millions except ratio)


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                                                                 Six Months
                                                                   Ended
                                                                  July 2,
                                                                    1994

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Fixed charges:

  Interest expense (1)                                            $ 108

  Estimated interest portion of rents                                11



    Total fixed charges                                           $ 119






Income:

  Income before income taxes                                      $ 354

  Fixed charges                                                     119

  Eliminate  equity  in  undistributed  pretax  income  of
    finance and insurance subsidiaries                             (185)



    Adjusted income                                               $ 288







Ratio of income to fixed charges                                   2.42






(1) Includes interest unrelated to borrowings of $20 million (primarily interest accretion).
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